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                                                                     EXHIBIT (b)


                                                                February 2, 2005


                                     BY-LAWS

                                       OF

                                  M FUND, INC.

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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
ARTICLE I        Offices                                                       1

ARTICLE II       Meetings of Stockholders                                      1

ARTICLE III      Board of Directors                                            6

ARTICLE IV       Officers                                                     11

ARTICLE V        Capital Stock                                                12

ARTICLE VI       Custody of Assets                                            13

ARTICLE VII      General Provisions                                           14

ARTICLE VIII     Indemnification                                              16

ARTICLE IX       Amendments                                                   19

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                                     BY-LAWS

                                       OF

                                  M FUND, INC.

                                    ARTICLE I

                                     OFFICES

     Section 1. The principal office of the Corporation in the State of Maryland shall be in Baltimore, Maryland.

     Section 2. The Corporation shall also maintain an office at 1125 N.W. Couch Street, Suite 900, Portland, Oregon 97209, and may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Meetings of stockholders shall be held at the office of the Corporation in Portland, Oregon, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

     Section 2. The Corporation is not required to hold an annual meeting in any year in which the election of directors is not required by the Investment Company Act of 1940, as amended (the "1940 Act"). If the Corporation is required to hold a meeting of stockholders to elect directors, such meeting shall be designated as the annual meeting of stockholders for that

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year, and shall be held on such date no later than 120 days after the occurrence of the event requiring the meeting and at such hour as may be designated by the Board of Directors and stated in the notice of such meeting. Any business of the Corporation may be considered at an annual meeting without being specified in the notice, except as otherwise required by law.

     Section 3. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, by the President of the Corporation, or by a majority of the Board of Directors.

     Section 4. Special meetings of stockholders shall be called by the Secretary upon the written request of the stockholders holding not less than ten percent (10%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting. No special meeting need be called upon the request of the stockholders holding less than a majority of all the votes entitled to be cast at such meeting to consider any matter that is substantially the same as a matter voted upon at any meeting of the stockholders held during the preceding twelve months.

     Section 5. Not less than ten (10) nor more than ninety (90) days before the date of each stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting,

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the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her mailing address as it appears on the records of the Corporation, with postage thereon prepaid.

     No notice of the time, place, or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stock holder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 6. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast one-third of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under any statute or under the articles of incorporation of the Corporation (the "Articles") for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, a majority of those votes present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at

                                        3
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a meeting, receive a dividend or be allotted other rights. The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken. The transfer books may not be closed for a period longer than twenty (20) days. In the case of a meeting of stockholders, the record date or the closing of the stock transfer books shall be at least ten
(10) days before the date of the meeting.

     Section 8. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by regulation or statute or by the Articles. At all meetings of stockholders every stockholder of record entitled to vote thereat shall have one vote for each share of stock standing in his or her name on the books of the Corporation.

     Section 9. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by proxy appointed by instrument in writing or electronically (E.G., by e-mail, Website, telephone, etc.) subscribed by such stockholder or his duly authorized attorney. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

     Section 10. At any meeting of stockholders at which Directors are to be elected, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the stockholders holding ten percent (10%) of the votes entitled to

                                        4
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be cast at such meeting shall, appoint two Inspectors of Election who shall first subscribe an oath or affirmation to execute faithfully the duties of Inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the stockholders holding ten percent (10%) of the votes entitled to be cast on such election or matter.

     Section 11. At all meetings of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Chairman of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless Inspectors of Election shall have been appointed as provided in Section 10, in which event, such Inspectors of Election shall decide all such questions.

     Section 12. Stockholders meetings shall be presided over by a Chairman of the meeting who shall be the Chairman of the Board of Directors, or if he is not present, by the President of the Corporation, or if he is not present, by a Chairman elected at the meeting.

     Section 13. Any action to be taken by stockholders may be taken without a meeting or prior notice if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting, but not entitled to vote at it, sign a written waiver of any right to dissent, and (3) such consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. The Board of Directors of the Corporation shall consist of five
(5) directors, which number may be increased or decreased as provided in Section 2 of this Article. Each director shall hold office until his or her successor is duly elected and qualifies, or until his or her death, or until he or she shall resign or shall have been removed in the manner provided for in the Articles. Directors need not be stockholders.

     Section 2. By vote of a majority of the entire Board of Directors, the number of directors fixed by the Articles or by these By-laws may be increased or decreased from time to time, but such number shall not be less than three (3) nor more than twenty (20), and the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board of Directors. Except as provided in Section 3 of this Article, until the first meeting of stockholders and until successors are duly elected and shall qualify, the Board of Directors shall consist of the persons named in the Articles.

     Section 3. Any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next meeting of stockholders and until his or her successor is duly elected and shall qualify. The Board may not elect any director to fill any vacancy as provided herein unless immediately after filling any such vacancy at least two-thirds

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of the directors then holding office shall have been elected to such office by the stockholders. If at any time after the first meeting of stockholders of the Corporation, a majority of the directors in office shall consist of directors elected by the Board of Directors, a meeting of the stockholders shall be called forthwith, and in any event within sixty (60) days, for the purpose of electing the entire Board of Directors, and the terms of office of the directors then in office shall terminate upon the election and qualification of such Board of Directors.

     Section 4. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by statute or by the Articles or by these By-laws conferred upon or reserved to the stockholders.

     Section 5. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the stockholders holding a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed directors.

     Section 6. Regular meetings of the Board of Directors may be held at any place in or out of the State of Maryland as the Board of Directors may from time to time determine.

     Section 7. Regular meetings of the Board of Directors may be held at such time as the Board of Directors shall from time to time determine.

     Section 8. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, if one be appointed, or by the executive committee, if one be constituted, by vote at a meeting, or by the President or by a majority of the Directors or by

                                        7
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any Vice Chairman of the Board of Directors. Special meetings may be held at such place or places within or without Maryland as may be designated from time to time by the Board of Directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

     Section 9. Notice of the place and time of every meeting of the Board of Directors or committee thereof shall be given to each director orally or sent to him or her by facsimile, telegraph, or by mail or e-mail, or left at his or her residence or usual place of business not less than one (1) day before the date of the meeting. If mailed, such notice shall be deemed to be given four (4) business days after being deposited in the United States mail, addressed to the director at his or her mailing address as it appears on the records of the Corporation, with postage thereon prepaid. Unless required by statute, regulation, or otherwise, determined by resolution of the Board of Directors in accordance with these By-laws, notices need not state the business to be transacted at or the purpose of any meeting, and no notice need be given to any director who is present in person or to any director who, before or after the meeting, signs a waiver of notice which is filed with the records of the meeting. Waivers of notice need not state the purpose or purposes of such meeting.

     Section 10. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by statute or regulation, the Articles or these By-laws. If a quorum shall not be present at any meeting of directors, the directors present may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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     Section 11. Members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment (unless otherwise provided by law) if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting except any meeting to consider the entry into or renewal of any contract or agreement whereby any person agrees to serve as investment adviser or principal underwriter of the Corporation, or any meeting to select an independent public accountant for the preparation or audit of any of the Corporation's financial statements.

     Section 12. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 13. A. CHAIRMAN OF THE BOARD. The Board of Directors shall elect from among its members a Chairman of the Board who shall at all times be a director who is not an interested person of the Corporation as that term is defined by the Investment Company Act of 1940. The Chairman of the Board shall be an officer of the Board but not of the Corporation and, as such shall preside over all meetings of the Board of Directors and shall have such other responsibilities in furthering the Board's functions as may be prescribed from time to time by resolution of the Board. It shall be understood that each Director, including the Chairman of the Board, shall have equal responsibility to act in good faith, in a manner which he reasonably believes to be in the interest of the Corporation and with the care that an ordinarily prudent person in a like position as a director would use under similar circumstances. The Chairman shall be elected by the Board of Directors annually to hold office until his successor shall have

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been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these by-laws. Each Director, including the Chairman of the Board, shall have one vote.

     B. RESIGNATION. The Chairman of the Board may resign from that position, with or without resigning from the Board, at any time by giving written notice of resignation to the Board of Directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     C. REMOVAL OF THE CHAIRMAN. The Chairman of the Board may be removed by a majority of the entire Board of Directors with or without cause at any time.

     D. VACANCY. A vacancy in the office of Chairman of the Board, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office shall be vacant, by the vote of the Board of Directors.

     Section 14. The Board of Directors may appoint one of its members to serve as Vice Chairman of the Board of Directors. The Board of Directors also may appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to such committees, any of the powers of the Board of Directors except the power to: (a) declare dividends or distributions on stock, (b) recommend to the stockholders any action which requires stockholder approval, (c) amend the By-laws, (d) approve any merger. or share exchange which does not require stockholder approval, and (e) issue stock. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they

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constitute a quorum, may appoint another member of the Board of Directors to act in the place of such absent member.

     Section 15. Directors may receive such compensation for their services as may be fixed from time to time by resolution of the Board of Directors, and, in addition, may be reimbursed for reasonable expenses incurred in connection with the discharge of their duties and responsibilities, including but not limited to attendance at regular or special meetings of the Board of Directors or of any committees thereof.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. The executive officers of the Corporation shall be chosen by the Board of Directors. Such officers shall include a President, a Secretary, a Treasurer, and a Chief Compliance Officer. The Board of Directors may also in its discretion appoint Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the executive committee of the Board (if any) may determine. The Board of Directors may fill any vacancy that may occur in any office. Any two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by statute or these By-laws to be executed, acknowledged or verified by two or more officers.

     Section 2. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Except for the Chief Compliance Officer, any officer may be removed from office at any time by the vote of a majority of the entire Board of Directors upon a finding that removal is in the best interest of the Corporation.

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     Section 3. The designation and compensation of the Chief Compliance Officer must be approved by a majority of the entire Board of Directors, including a majority of the directors who are not interested persons of the Corporation, as that term is defined in the Investment Company Act of 1940 ("Independent Directors"). The Chief Compliance Officer can be removed from that position only by action of (and with the approval of) a majority of the entire Board of Directors, including a majority of the Independent Directors. The Chief Compliance Officer must meet, no less frequently than annually, separately with the Independent Directors.

     Section 4. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be conferred by the Board of Directors or its executive committee, if any.

                                    ARTICLE V

                                  CAPITAL STOCK

     Section 1. Shares of stock shall be issued without certificates. At the time of issuance of such shares, the Corporation shall send the stockholder a written statement identifying: (1) the Corporation as the issuer of the stock;
(2) the stockholder to whom the stock is issued and such stockholder's address and taxpayer identification number; (3) the class of stock and the number of shares of stock issued; and (4) the date of such transactions.

     Section 2. Shares of stock of the Corporation shall not be transferable, but shall be redeemable as provided in the Articles of Incorporation, with such proof of ownership as the Corporation or its agents may reasonably require.

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     Section 3. The stock ledgers of the Corporation, containing the name and mailing address of the stockholders and the number of shares of each class held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

                                   ARTICLE VI

                                CUSTODY OF ASSETS

     Section 1. All cash and securities owned by the Corporation shall be held by one or more of the following entities, in accordance with the 1940 Act and the rules promulgated thereunder: (1) a bank or trust company of good standing, having a capital, surplus and undivided profits aggregating not less than five hundred thousand dollars ($500,000); (2) by a company which is a member of a national securities exchange as that term is defined in the Securities Exchange Act of 1934 (the "1934 Act"); (3) by the Corporation itself; (4) by a securities depository; or (5) by an Eligible Foreign Custodian, as that term is defined in the rules under the 1940 Act; provided such entity is found ready and willing to act.

     Section 2. The Corporation shall upon the resignation or inability to serve of its custodian or upon change of custodian:

     (i) in the case of such resignation or inability to serve, use its best efforts to obtain a qualified successor;

     (ii) require the cash and securities of the: Corporation to be delivered directly to the successor custodian; and

     (iii) in the event that no qualified successor can be found, submit to the stockholders before permitting delivery of such cash and securities to anyone other than a

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            qualified successor, the question whether this Corporation shall be dissolved and liquidated or shall function without a custodian.

Nothing herein contained, however, shall prevent the termination of any agreement between the Corporation and any such custodian by the Corporation at the discretion of the Board of Directors, and any such agreement shall be terminated upon the affirmative vote of the stockholders holding a majority of all the votes attributable to the capital stock of the Corporation at the time outstanding and entitled to vote.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Dividends upon any class of the stock of the Corporation, subject to the provisions of the Articles, and applicable law, if any, may be declared by the Board of Directors at any regular or special meeting or by unanimous written consent.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

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     Section 4. The fiscal year of the Corporation, unless otherwise fixed by resolution of the Board of Directors, shall be the calendar year.

     Section 5. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed on a document. If the Corporation is required to place its seal to a document, it shall be sufficient to place the word "(seal)" adjacent to the signature of the person signing the document on behalf of the Corporation.

     Section 6. The books and records of the Corporation shall be kept at the places, within or outside the State of Maryland, as the directors or any officer may determine; provided, however, that the original or a certified copy of the By-laws, including any amendments to them, shall be kept at the Corporation's office in Portland, Oregon. Any person or persons who shall have been a stockholder(s) of record for at least six months immediately preceding his or her demand and who, during that period has held of record of at least five per cent of all the outstanding shares of any class of stock of the Corporation, upon written notice of demand stating the purpose thereof, shall have the right to examine, in person, or by agent, during usual business hours, for any proper purpose, the Corporation's books and records of account and its stock ledger and to make copies or extracts therefrom, in accordance with Section 2-513 of the Maryland General Corporation Law.

     Section 7. The books of account of the Corporation shall be examined by an independent firm of public accountants, selected and ratified in accordance with the provisions of the 1940

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Act, as of the close of each annual fiscal period of the Corporation and as of such other times, if any, as may be directed by the Board of Directors of the Corporation.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     Section 1. Every person who is or was a director, officer or employee of the Corporation or of any other corporation which he or she served at the request of the Corporation and in which the Corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by the Corporation to the full extent permitted by applicable law, against all liability, judgments, fines, penalties, settlements and reasonable expenses incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding, whether criminal, civil, or administrative, in which he or she may become involved as a party or otherwise by reason of being or having been a director, officer or employee, except as provided in Article VIII, Sections 2 and 3 of these By-laws.

     Section 2. DISABLING CONDUCT. No such director, officer or employee shall be indemnified for any liabilities or expenses arising by reason of "disabling conduct," whether or not there is an adjudication of liability. "Disabling conduct" means willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of office.

     Whether any such liability arose out of disabling conduct shall be determined: (a) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence of any disabling conduct) by a court or other body, before whom the proceeding was brought that the person to be indemnified ("indemnitee") was not eligible for indemnity because the liability arose by reason of disabling conduct; or (b) in the absence of such a decision, by a reasonable

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determination, based upon a review of the facts, that such person was not eligible for indemnity because the liability arose by reason of disabling conduct, (i) by the vote of a majority of a quorum of directors who are neither interested persons of the Corporation nor parties to the action, suit, or proceeding in question ("disinterested, non-party directors"), or (ii) by independent legal counsel in a written opinion if a quorum of disinterested, non-party directors so directs or if such quorum is not obtainable, or (iii) by majority vote of the stockholders of the Corporation, or (iv) by any other reasonable and fair means not inconsistent with any of the above.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any liability or expense arose by reason of disabling conduct.

     Section 3. DIRECTORS' STANDARDS OF CONDUCT. No person who is or was a director shall be indemnified under this Article VIII for any liabilities or expenses incurred by reason of service in that capacity if an act or omission of the director was material to the matter giving rise to the threatened or actual claim, action, suit or proceeding; and such act or omission constituted disabling conduct.

     Section 4. EXPENSES PRIOR TO DETERMINATION. Any liabilities or expenses of the type described in Article VIII, Section 1 may be paid by the Corporation in advance of the final disposition of the claim, action, suit or proceeding, as authorized by the directors in the specific case, (a) upon receipt of a written affirmation by the indemnitee of his or her good faith belief that his or her conduct met the standard of conduct necessary for indemnification as authorized by this Article VIII, Section 2; (b) upon receipt of a written undertaking by or on behalf of the

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indemnitee to repay the advance, unless it shall be ultimately determined that such person is entitled to indemnification; and (c) provided that (i) the indemnitee shall provide security for that undertaking, or (ii) the Corporation shall be insured against losses arising by reason of any lawful advances, or
(iii) a majority of a quorum of disinterested, non-party directors, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe the indemnitee ultimately will be found entitled to indemnification.

     A determination pursuant to subparagraph (c)(iii) of this Article VIII,
Section 4 shall not prevent the recovery from any indemnitee of any amount advanced to such person as indemnification if such person is subsequently determined not to be entitled to indemnification; nor shall a determination pursuant to said subparagraph prevent the payment of indemnification if such person is subsequently found to be entitled to indemnification.

     Section 5. PROVISIONS NOT EXCLUSIVE. The indemnification provided by this
Article VIII shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement, vote of stockholders, or otherwise.

     Section 6. GENERAL. No indemnification provided by this Article shall be inconsistent with the 1940 Act or the Securities Act of 1933.

     Any indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, no amendment, modification or repeal of this Article shall adversely affect any right or protection of an indemnitee that exists at the time of such amendment, modification or repeal.

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                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. The Board of Directors, by vote of a majority of all of its members, shall have the power, at any regular meeting or at any special meeting if notice thereof is included in the notice of such special meeting, to alter, amend or repeal any By-laws of the Corporation and to adopt new By-laws, except that the Board of Directors shall not alter or repeal any By-laws adopted by the stockholders.

     Section 2. The stockholders holding a majority of the votes entitled to be cast at any meeting shall have the power, if notice thereof is included in the notice of such meeting, to alter, amend or repeal any By-laws of the Corporation or to adopt new By-laws.

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